Exhibit 10.10

AMENDED AND RESTATED STOCK OPTION AGREEMENT

Performance Vesting Option

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation formerly known as Denali Holding Inc. (the “Company”), and                      (the “Optionee”), is amended and restated effective as of the Merger Closing. The Agreement was originally effective as of                     , 2013 (the “Grant Date”) and was amended on each of July 14, 2014, and October 5, 2015 (such immediate predecessor agreement, after giving effect to such previous amendments, the “Original Agreement”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company and its Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of shares of Class C Common Stock (“Shares”), pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below;

WHEREAS, the Optionee was granted an option to purchase Shares;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement, the Company has determined that it is advisable and in the best interests of the Company to amend and restate the Agreement, effective as of the Merger Closing, subject to the consummation of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Cause” means: (i) the Optionee’s material violation of (x) the Optionee’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) any other restrictive covenant by which the Optionee is bound, that in each case results in greater than de minimis harm to the Company and its

Affiliates’ reputation or business; (ii) the Optionee’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Optionee which constitutes gross neglect, insubordination, willful misconduct, or a material breach of the Code of Conduct of Dell or a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company and its Affiliates’ reputation or business and that the Optionee has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(b)    “Direct Competitor” means (i) any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively being developed by Dell or any of its Affiliates as of the date of the Optionee’s termination of Employment, and (ii) any Affiliate of any Person or other business concern specified in clause (i). By way of illustration, and not by limitation, as of the Merger Closing, the following companies meet the definition of Direct Competitor: Accenture LLP, Acer Inc., Apple Inc., CDW Corporation, Cisco Systems, Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, HP Inc., Hewlett- Packard Enterprise Company, International Business Machines Corporation, Infosys Limited, Lenovo Group Limited, Oracle Corporation, Samsung Electronics Co., Ltd., Tata Group and Wipro Limited.

(c)    “Final Vesting Event” means the Merger Closing.

(d)     “Lock-up Lapse Date” has the meaning given to such term in the Management Stockholders Agreement.

(e)    “Management Stockholder” has the meaning given to such term in the Management Stockholders Agreement.

(f)    “Management Stockholder Group” means Management Stockholder Group as defined in the Management Stockholders Agreement as in effect on the Grant Date.

(g)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

(h)    “Repayment Behavior” means the Optionee’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Optionee held at the Company or any of its Affiliates during the twenty four (24) months prior to the Optionee’s termination of Employment or in a role that could result in the Optionee using the Company’s or any of its Affiliates’ confidential information or trade secrets, (ii) disclosure of any of the Company’s or any of its Affiliates’ confidential information or trade secrets, or (iii) solicitation of any employee of the Company or any of its Affiliates to terminate employment with the Company or such Affiliate.

(i)    “Repurchase Limitations” has the meaning given to such term in the Management Stockholders Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Option.

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably granted to the Optionee an Option to purchase any part or all of an aggregate number of                      Shares, subject to the adjustment as set forth in Section 2.3 hereof (the “Option”).

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per Share exercise price of the Shares covered by the Option shall be $             (the “Option Price”).

Section 2.3. Adjustments to Option.

The Option shall be subject to adjustment pursuant to Section 9 of the Plan.

ARTICLE III

VESTING

Section 3.1. Final Vesting Event. The number of Shares subject to the Option that are unvested as of immediately prior to the Final Vesting Event shall immediately vest and become exercisable as of the Final Vesting Event. For the avoidance of doubt, (a) no Shares that have been forfeited under the Original Agreement prior to the Final Vesting Date (e.g., with respect to an Optionee who voluntarily terminated Employment prior to the Final Vesting Date without Good Reason, as defined in the Original Agreement) shall vest under the preceding sentence, and (b) all Post-Termination Vesting Eligible Shares (as defined by and determined under the Original Agreement as of immediately prior to the Merger Closing) shall immediately vest and become exercisable as of the Final Vesting Event.

ARTICLE IV

EXPIRATION OF OPTIONS

Section 4.1. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a)    the tenth anniversary of the Grant Date;

(b)    immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or any of its Affiliates, as applicable, for Cause;

(c)    subject to Section 4.1(d) below, the expiration of the nine (9) month period following the date of the Optionee’s termination of Employment if the Optionee’s Employment terminates for any reason other than for Cause; or

(d)    solely with respect to Post-Termination Vesting Eligible Shares (as defined by and determined under the Original Agreement as of immediately prior to the Merger Closing), the nine (9) month period following the Merger Closing.

ARTICLE V

EXERCISE OF OPTION

Section 5.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing or by the Management Stockholders Agreement, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.1 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution, or, if applicable, under a trust or other estate planning vehicle to which the Option was transferred for the benefit of the Optionee’s immediate family.

Section 5.2. Exercisability of Option.

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4.1; provided, however, that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the date (if any) the Option has vested with respect to such Shares in accordance with Section 3.1.

Section 5.3. Manner of Exercise.

Any exercisable portion of the Option may be exercised solely by delivering to the Office of the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 4.1:

(a)    notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; provided, that such rules do not impose any substantive requirements on the Optionee which are inconsistent with the terms of this Agreement or the Plan;

(b)    full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) a “net exercise” method whereby the Option Price for the Shares being exercised is satisfied by the Company withholding from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, (iii) following the Lock-up Lapse Date and at all times thereafter, by delivery, to a licensed securities broker reasonably acceptable to the

Company, of an irrevocable direction (in such form as reasonably suitable to such securities broker) to sell such number of Shares subject to the Option, and to deliver all or part of the sale proceeds to the Company, in each case as necessary for, and in payment of, the aggregate Option Price (it being understood that at all times before this Option expires in full, the Company will maintain and make available to Optionee a reasonably accessible process for the Optionee to use the exercise method described in this clause (iii), including designating a licensed securities broker reasonably acceptable to the Company), or (iv) any combination of the foregoing methods, as elected by the Optionee;

(c)    a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d)    unless already delivered, a written instrument (a “Joinder”) pursuant to which the Optionee agrees to be bound by the terms and conditions of the Management Stockholders Agreement to the same extent as a Management Stockholder thereunder, as provided as Annex A to the Management Stockholders Agreement;

(e)    full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; provided, that, at the Optionee’s election, such withholding obligation may be satisfied by (i) the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, the Optionee’s right to elect such share withholding shall be subject to Section 4.3(b) of the Management Stockholders Agreement as amended by Section 6.4 of this Agreement and any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Shares in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); (ii) following the Lock-up Lapse Date and at all times thereafter, by delivery, to a licensed securities broker reasonably acceptable to the Company, of an irrevocable direction (in such form as reasonably suitable to such securities broker) to sell such number of Shares subject to the Option, and to deliver all or part of the sale proceeds to the Company, in each case as necessary for, and in payment of, any amounts the Company is required by law to withhold upon the exercise of the Option (it being understood that at all times before this Option expires in full, the Company will maintain and make available to Optionee a reasonably accessible process for the Optionee to use the withholding method described in this clause (ii), including designating a licensed securities broker reasonably acceptable to the Company); or (iii) any combination of the foregoing methods, as elected by the Optionee; and

(f)    in the event the Option or portion thereof shall be exercised pursuant to Section 5.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall, in all cases, be subject to the terms and conditions of the Management Stockholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may, in its reasonable discretion, issue stop-transfer orders covering such Shares. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the subsequent transfer of the Shares to be issued pursuant to such exercise has been registered under the Securities Act, and such registration is then effective in respect of such Shares.

Following the Lock-up Lapse Date and at all times thereafter, and notwithstanding any provision of this Section 5.3 to the contrary, (x) if the Optionee elects to have all or any portion of either the Option Price and/or any applicable tax withholding satisfied through broker-assisted exercise under clause (iii) of Section 5.3(b) and/or clause (ii) of Section 5.3(e), then the Committee, in its sole discretion, may require that the Optionee elect broker-assisted exercise to pay 100% of the applicable tax withholding and Option Price for the portion of the Option being so exercised, (y) if the Optionee elects to have all or any portion of the Option Price and/or any applicable tax withholding satisfied through net settlement under clause (ii) of Section 5.3(b) and/or clause (i) of Section 5.3(e), the Committee, in its sole discretion, may require that the Optionee instead satisfy all or any portion of such payment obligations pursuant to clause (iii) of Section 5.3(b) and clause (ii) of Section 5.3(e), and (z) notwithstanding the foregoing in this sentence, (A) if the Company’s policies regarding insider trading restrictions or other applicable laws or requirements otherwise would prohibit the use of broker-assisted exercise at the time of exercise, then in no event will the Committee be permitted to require that the Optionee elect broker-assisted exercise as to all or any portion of the Option Price and/or any applicable tax withholding, and (B) if the Company otherwise would be limited or prohibited by Section 4.3 of the Management Stockholders Agreement or any other agreements or requirements from permitting the Optionee to satisfy all or any portion of the Option Price and/or any applicable tax withholding through net settlement, then in no event will the Committee be permitted to require that the Optionee elect net settlement as to all or any portion of the Option Price and/or any applicable tax withholding. If the Option Price and/or any applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, the Optionee will be subject to the Company’s policies regarding insider trading restrictions, applied in a nondiscriminatory manner, which may affect the Optionee’s ability to acquire or sell Shares or rights to Shares under the Plan (e.g., the Option). By acceptance of the Option granted hereunder, the Optionee certifies the Optionee’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company and applied in a nondiscriminatory manner).

Section 5.4. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b)    the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience (which period shall not exceed four (4) business days if established for administrative convenience) or as may otherwise be required by Applicable Law; and

(c)    the execution and delivery of the Joinder by the Optionee to the extent the Optionee is not already a party to the Management Stockholders Agreement.

Section 5.5. Rights as Stockholder.

No later than four (4) business days following the date on which the Optionee exercises the Option (or portion thereof) in a manner satisfying Section 5.3, the Optionee shall have all rights and privileges of stockholders of the Company in respect of the Shares acquired upon such exercise and in no event shall the Optionee have such rights and privileges until the earlier of the date such Shares are issued or the date that is four (4) business days following the date on which the Optionee exercises the Option (or any portion thereof).

ARTICLE VI

MISCELLANEOUS

Section 6.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. With respect to this Option, the following two sentences set forth in Section 3 of the Plan shall not apply: “The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).” In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 6.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 6.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a)    By accepting this Option, the Optionee acknowledges and agrees that, if the Optionee engages in Repayment Behavior at any time during the Optionee’s Employment or the one-year period following the termination of the Optionee’s Employment, then, upon the date on which the Optionee first engages in such Repayment Behavior (such date, the “Trigger Date”): (i) if and to the extent then outstanding, the portion of the Option held by the Optionee or any member of the Optionee’s Management Stockholder Group that first vested and became exercisable during the two-year period immediately preceding the earlier of (x) the Trigger Date and (y) the date on which the Optionee’s Employment terminated shall be automatically forfeited for no consideration (such two year period, the “Claw Back Period” and such portion of the Option, the “Claw Back Option”), (ii) any Shares then held by the Optionee or any member of the Optionee’s Management Stockholder Group that were acquired upon the exercise of the Claw Back Option will immediately cease to be transferable by the Optionee or any members of the Optionee’s Management Stockholder Group (other than to the Optionee’s Management Stockholder Group pursuant to Section 3.3 of the Management Stockholders Agreement, to the Company pursuant to this clause (ii), or transfers pursuant to and in accordance with the provisions of Section 3.4 of the Management Stockholders Agreement) and, subject to any applicable Repurchase Limitations, may, at the Company’s election, be repurchased by the Company for a payment equal to the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such Shares, which election shall be made within the three (3) month period following the later of (A) the Trigger Date and (B) the date on which such Shares were acquired by the Optionee or any member of the Optionee’s Management Stockholder Group (provided, that for purposes of this clause (ii), if the Company has made the election described above in this clause (ii), it shall repurchase all such Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, the Management Stockholders Agreement), and (iii) if the Optionee or any member of the Optionee’s Management Stockholder Group have sold any Shares (including any sales or repurchases pursuant to the provisions of Article IV of the Management Stockholders Agreement as in effect on the date of the applicable sale or repurchase) that were acquired upon the exercise of the Claw Back Option during the Claw Back Period, the Optionee and each member of the Optionee’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to (A) the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement as in effect on the date of the applicable sale or repurchase) to the Optionee and/or the members of the Optionee’s Management Stockholder Group in such sale(s) of Shares, minus (B) the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such sold Shares; provided, that such amount shall not be less than zero. The Optionee understands that this Section 6.3 does not prohibit the Optionee from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 6.3 if the Optionee has engaged in Repayment Behavior.

(b)    For purposes of this Section 6.3, if the Optionee and/or any member of the Optionee’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Optionee and the other members of the Optionee’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period and (y) Shares that were not acquired upon exercise of the Claw Back Option during the Claw Back Period, then the Shares that are sold shall be conclusively deemed to not have been acquired upon exercise of the Claw Back Option during the Claw Back Period unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Optionee or any other member of the Optionee’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Optionee and the Optionee’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Optionee and/or other members of the Optionee’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period). The Optionee agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 6.3 to the Company by the Optionee or any member of the Optionee’s Management Stockholder Group.

Section 6.4. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

The Option, and the Shares issued to the Optionee upon exercise of the Option, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to the Option and such Shares, with the exception of any provision of the Management Stockholders Agreement relating to the clawback of Shares or Share proceeds in connection with repayment behaviors or forfeiture of Shares or Share proceeds in connection with post-retirement service. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Optionee engaged in Repayment Behavior) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Optionee shall be $5,000,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholders Agreement), the Optionee’s Individual Cap shall be increased to $10,000,000; and provided, further, in the event that the Shares (or any successor thereto) ceases to be listed or quoted, as applicable, on at least one of The New York Stock Exchange, NYSE MKT LLC, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market (or any of their respective successors) or any other established U.S. securities exchange or Quotation System (as defined in the Management Stockholders Agreement), then the definition of “Fair Market Value” as set forth in Section 6.4 of the Original Agreement shall be reinstated, mutatis mutandis, for purposes of the definition of “Fair Market Value” as set forth in Article I of the Management Stockholders Agreement (but, for the avoidance of doubt, not the definition of “Fair Market Value” as set forth in the Plan and applicable under this Agreement and any other award agreement between the Optionee and the Company). Notwithstanding anything to the contrary herein or in the Management Stockholders Agreement, as of the Merger Closing, this Agreement shall be the exclusive source of forfeiture and clawback provisions applicable to Shares and Share proceeds.

Section 6.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company to the Office of the Secretary; and if to the Optionee, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 6.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Optionee, as applicable, as provided herein.

Section 6.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 6.7. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

Section 6.8. Nature of Grant.

In accepting the grant, the Optionee acknowledges that regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 6.9. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:
Name:
Title: